UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): June 29, 2018 (June 25, 2018)

DOWDUPONT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o The Dow Chemical Company 2030 Dow Center Midland, MI 48674	c/o E. I. du Pont de Nemours and Company 974 Centre Road Wilmington, DE 19805

(Address of principal executive offices)(Zip Code)

(989) 636-1000	(302) 774-1000

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2018, DowDuPont Inc. (the “Company”) announced changes to the Continuing Dow Directors serving on the Company’s board of directors effective July 1, 2018, with Jacqueline K. Barton appointed to fill the vacancy created by the retirement of Andrew N. Liveris and Richard K. Davis appointed to fill the vacancy created by the transition of Raymond J. Milchovich from the Materials Advisory Committee to the Specialty Products Advisory Committee and associated discontinuation of service as a Continuing Dow Director on the Company’s board of directors.

There is no arrangement or understanding between the new directors and any other persons pursuant to which such director was selected as a director of the Company.

Barton will serve as co-chair of the Environment, Health & Safety Committee. Davis will serve on the Audit Committee.

There are no transactions in which the new directors have an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the new directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 29, 2018.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC. (Registrant)

By:	/s/ Jeanmarie F. Desmond
Name:	Jeanmarie F. Desmond
Title:	Co-Controller

By:	/s/ Ronald C. Edmonds
Name:	Ronald C. Edmonds
Title:	Co-Controller

Date: June 29, 2018